Exhibit 99.1

Contact:	Robert Volke - SVP, Chief Financial Officer
Jason Freuchtel - Director, Investor Relations
(205) 380-7121

HIBBETT PROVIDES PRELIMINARY RESULTS FOR THE FOURTH QUARTER AND FULL YEAR OF FISCAL 2021

•Fourth quarter comparable sales increased 21.9% and full year comparable sales increased 22.2%
•Fourth quarter diluted EPS expected in the range of approximately $1.30 - $1.40
•Fiscal 2022 diluted EPS expected in the range of $5.00 - $5.50

BIRMINGHAM, Ala. (February 10, 2021) - Hibbett Sports, Inc. (Nasdaq/GS: HIBB), an athletic-inspired fashion retailer, provides preliminary unaudited financial results for its fourth quarter and full year of Fiscal 2021 that ended January 30, 2021, and an initial financial outlook for Fiscal 2022.

Fourth Quarter and Full Year Preliminary Results

•Fourth quarter comparable sales increased 21.9%, well above the previous guidance of an increase in the high-single digits to low-double digits. Momentum from the third quarter was sustained throughout the fourth quarter both in-store and online as better than anticipated holiday volume and incremental stimulus were major contributors to the strong sales performance. Full year comparable sales increased 22.2%.
•Fourth quarter GAAP and adjusted diluted EPS are expected in the range of $1.30 - $1.40 versus the previously targeted range of $1.00 - $1.10, mainly driven by the sales lift. Full year diluted EPS is projected to be in the range of $4.30 - $4.40. Adjusted diluted EPS is expected in the range of $6.05 to $6.15. Adjusted diluted EPS is a non-GAAP financial measure. A table reconciling expected GAAP diluted EPS to expected adjusted diluted EPS is included in this press release.

Mike Longo, President and Chief Executive Officer, stated, “I am very proud of how our resilient business model and dedicated team members have performed during a challenging business and holiday environment. By continuing to execute on our commitment to provide a compelling merchandise assortment through superior customer service and a best-in-class omni-channel platform, we exceeded our previously disclosed outlook for the fourth quarter. New customer retention, the ability to effectively manage available in-demand footwear, apparel and accessories, and incremental stimulus payments contributed to the strong performance in the quarter.”

Fiscal 2022 Outlook

Although it is difficult to forecast future results due to the challenges posed by the ongoing COVID-19 pandemic and uncertainty regarding the business environment, further stimulus payments and potential labor and tax legislation, we are providing limited forward guidance regarding our initial outlook for Fiscal 2022, which ends January 29, 2022.

Our projected financial results for Fiscal 2022 will be influenced by many factors, several of which are discussed below:
•We believe we attracted new customers to our store locations and to our omni-channel platform in Fiscal 2021 due to pent-up demand, market disruption and government stimulus payments. Many of these new customers made repeat purchases. We expect to continue to attract and retain new customers during Fiscal 2022.
•Accelerating consumer adoption of e-commerce, which we believe is likely a permanent change, will continue to benefit our omni-channel business.
•Our strong vendor relationships allow us to meet customer demand for fashion-inspired athletic footwear, apparel and accessories, both in-store and online.
•Other initiatives, including net low double digit store unit growth per brand, an improved in-store experience resulting from our store refresh program, increased speed to market via supply chain enhancements and an improved focus on our sales culture.

Specific items not factored into our outlook include further government stimulus payments, unannounced and/or unexpected market disruption, changes to the Federal minimum wage, increases in corporate tax rates and shifts in consumer spending habits.

Based on the considerations above, we are currently forecasting the following GAAP results for Fiscal 2022:
•Comparable sales ranging from negative low-single digits to positive low-single digits in comparison to Fiscal 2021; and
•Diluted earnings per share in the range of $5.00 to $5.50, assuming an effective tax rate of approximately 25.0% and a weighted average diluted share count of approximately 17.0 million.

Additionally, non-GAAP results for Fiscal 2022 are not expected to materially differ from our GAAP results.

The preliminary, unaudited financial results included in this press release are based on information available to the Company as of the date of this release and management’s initial review of operations for the fourth quarter and year ended, January 30, 2021, and remain subject to the completion of our quarterly and annual closing procedures. As a result, our actual results presented may vary materially from these preliminary estimates and may be affected by the risks and uncertainties identified in this press release and in our filings with the Securities and Exchange Commission. These estimates are not a comprehensive statement of our financial results for the periods presented and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

Hibbett plans to formally report its fourth quarter and full year Fiscal 2021 financial results before the market opens on March 5, 2021 and will host a conference call to discuss the results in more detail that morning.

About Hibbett Sports, Inc.

Hibbett, headquartered in Birmingham, Alabama, is a leading athletic-inspired fashion retailer with 1,067 stores under the Hibbett Sports and City Gear brands, primarily located in small and mid-sized communities. Founded in 1945, Hibbett has a rich history of convenient locations, personalized customer service and access to coveted footwear and apparel from top brands like Nike, Jordan and adidas. Consumers can browse styles, find new releases, shop looks and make purchases by visiting www.hibbett.com. Purchases can be made online or by visiting their nearest store. Follow us @hibbettsports and @citygear on Facebook, Instagram, and Twitter.

About Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including adjusted diluted earnings per share. Management believes these non-GAAP financial measures are useful to investors to facilitate comparisons of our current financial results to historical operations and the financial results of peer companies, as they exclude the effects of items that may not be indicative of, or are unrelated to, our underlying operating results, such as expenses related to the COVID-19 pandemic and the acquisition of City Gear. The costs related to the COVID-19 pandemic include impairment charges of goodwill, tradename and other assets, change in the contingent earnout valuation, paid-not-worked labor costs net of related tax credits and lower of cost or net realizable value inventory reserve charges. The costs related to the acquisition of City Gear include amortization of inventory step-up value, professional service fees, change in valuation of the contingent earnout, legal and accounting fees.

While our management uses these non-GAAP financial measures as a tool to enhance their ability to assess certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP, please see the section titled “GAAP to Non-GAAP Reconciliation of Diluted Earnings Per Share” that accompanies this press release.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as our expected fourth quarter and Fiscal 2021 results, Fiscal 2022 outlook, future capital expenditures, expansion, strategic plans, financial objectives, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues, and earnings, the impact of COVID-19 on our business, our effective tax rate and other such matters, are forward-looking statements. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, or performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; the potential impact of new trade, tariff and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; the impact of public health crises, including COVID-19, or other significant or catastrophic events; fluctuations in the costs of our products; acceleration of costs associated with the protection of the health of our employees and customers; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisition, including our acquisition of City Gear, and other significant investments or capital expenditures; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees.

These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. For additional discussion on risks and uncertainties that may affect forward-looking statements, see “Risk Factors” disclosed in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

HIBBETT SPORTS, INC. AND SUBSIDIARIES
GAAP to Non-GAAP Reconciliation of Expected Diluted Earnings Per Share
(unaudited)

	13-Weeks Ended January 30, 2021	52-Weeks Ended January 30, 2021

Expected GAAP diluted EPS range	$1.30 - $1.40	$4.30 - $4.40

City Gear acquisition costs(1)	—	0.18

COVID-19 pandemic costs(2)
Cost of goods sold (COGS)	—	0.12
Goodwill impairment (SG&A)	—	0.81
Store operating, selling and administrative expenses (SG&A)	—	0.64

Expected adjusted diluted EPS range	$1.30 - $1.40	$6.05 - $6.15

(1) City Gear acquisition costs during the 52-weeks ended January 30, 2021, consist primarily of change in valuation of contingent earnout and accounting and professional fees.

(2) COVID-19 pandemic costs during the 52-weeks ended January 30, 2021, consist primarily of non-cash lower of cost or net realizable value inventory reserve charges in COGS and impairment of goodwill, tradename and other assets plus paid-not-worked salaries, net of related tax credits, in SG&A.